UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On February 22, 2006, Navistar International Corporation (the company) signed a new a 3-year senior unsecured term loan facility in the aggregate principal amount of $1,500,000,000 (the Loan Facility), arranged by Credit Suisse, including Banc of America Securities, Banc of America Bridge, Citigroup Corporate and Investment Banking and J.P. Morgan Chase Bank. The Loan Facility is guarantied by International Truck and Engine Corporation, the principal operating subsidiary of the company. If the fundings under the Loan Facility do not occur before August 9, 2006, the Loan Facility will expire.

All borrowings under the Loan Facility will accrue interest at a rate equal to a base rate or an adjusted LIBOR rate plus a spread. The spread, which will be based on the company’s credit ratings in effect from time to time, ranges from 375 basis points to 725 basis points and will increase by an additional 50 basis points at the end of the twelve-month period following the date of the first borrowing and by an additional 25 basis points at the end of each subsequent six-month period and is subject to further increases under certain other circumstances.

The proceeds of the Loan Facility must be used to repurchase or refinance the company's 9.375% Senior Notes due 2006, 6.25% Senior Notes due 2012, 7.5% Senior Notes due 2011, 2.5% Convertible Notes due 2007 and/or its 4.75% Subordinated Exchangeable Notes due 2009 (collectively, the Existing Notes). The Loan Facility contains customary provisions for financings of this type, including, without limitation, representations and warranties, affirmative and negative covenants and events of default. All draws under the Loan Facility are subject to the satisfaction of customary conditions precedent for financings of this type, including, without limitation, certain officers’ certificates and opinions of counsel and the absence of any material adverse change since October 31, 2004.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
CHANGES IN FISCAL YEAR

On February 21, 2006, the Nominating and Governance Committee of the Board of Directors of Navistar International Corporation (the company) approved that certain Amendment No.1 to the Amended and Restated By-Laws of the company, which such amendment became effective on February 21, 2006 (the Bylaw Amendment). The Bylaw Amendment provides greater flexibility in setting the date, time and place for each annual meeting of stockholders. A copy of the Bylaw Amendment is attached as Exhibit 3.4 to this Report and incorporated by reference herein.

ITEM 8.01 OTHER EVENTS

On February 24, 2006, the company issued a press release, which is attached as Exhibit 99.1 to this Report and incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

(d)	Exhibits

	Exhibit No.	Description	Page
	3.4	Amendment No.1 to the Amended and Restated By-Laws of the company.	E-1

	99.1	Press release dated February 24, 2006	E-2

Forward-looking information

Information provided and statements made that are not purely historical are forward -looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and we assume no obligation to update the information included in this report, whether as a result of new information, future events or otherwise. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions which could have a material adverse effect on the company’s liquidity position and financial condition. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many other factors that could cause actual results to differ materially from those in the forward-looking statements.  For a further description of these and other factors, see Exhibit 99.1 to our Form 10-K for the fiscal year ended October 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
            Registrant

Date: February 24, 2006	/s/Robert C. Lannert

Robert C. Lannert Vice Chairman and Chief Financial Officer